UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        September 27, 2005
                                                        ------------------

                          Presidential Realty Corporation
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              (Exact name of registrant as specified in its charter)


          DELAWARE                     1-8594                   13-1954619
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      (State or other          (Commission File Number)        I.R.S. Employer
       jurisdiction of                                          Identification
       incorporation)                                              Number)

     180 South Broadway, White Plains, New York                    10605
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      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code             (914) 948-1300
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                            No change since last Report
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17CFR230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act(17CFR240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))





ITEM 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
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In 2001, the Board of Directors of Presidential Realty Corporation
("Presidential" or the "Company") agreed that Jeffrey F. Joseph, President of the Company, could perform occasional legal and consulting services for Mr. David Lichtenstein, and receive compensation for such services, as long as such services did not conflict or interfere with Mr. Joseph's obligations to the Company. Mr. Lichtenstein is the principal of The Lightstone Group, a private company that invests in a diversified real estate portfolio. The Company has engaged in numerous transactions with Mr. Lichtenstein since 1999. As reported in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, at December 31, 2004, the Company's investments in and advances to joint ventures with Mr. Lichtenstein and loans outstanding to Mr. Lichtenstein constituted 48% of the Company's total assets.

In Fall 2003, Mr. Joseph advised Mr. Lichtenstein in connection with Mr. Lichtenstein's acquisition of Prime Retail, Inc., a public company that owned a portfolio of outlet shopping mall properties. Mr. Joseph and Mr. Lichtenstein agreed that in lieu of a cash fee, Mr. Joseph would be permitted to acquire some portion of Mr. Lichtenstein's interest in a portion of the assets owned by Prime Retail at Mr. Lichtenstein's cost. While the acquisition occurred in late 2003, the nature of the proposed investment was not discussed until June, 2005 and was not finalized until September, 2005.

On September 6, 2005, Mr. Joseph sent a letter to Mr. Richard Brandt, the Chairman of the Company's Audit Committee and an independent director of the Company, requesting the consent of the independent directors and the entire board of directors (other than Mr. Joseph) to the proposed investment (the "Lichtenstein Investment"). As described in the letter, Mr. Joseph would pay $186,000 to acquire a 6.67% interest in a limited liability company that owns 59% of seven of the malls originally acquired in the Prime Retail acquisition. Mr. Joseph would have a minority interest with no control over the operations or approval rights as to capital transactions (including sales or refinancings). In exchange, Mr. Joseph would be entitled to a special allocation of a percentage of the limited liability company's tax losses as well as specified cash distributions and a participation in proceeds of sales and refinancings.

Mr. Brandt reviewed Mr. Joseph's letter with the directors other than Mr. Joseph. In a letter to Mr. Joseph dated September 13, 2005, Mr. Brandt, on behalf of the independent directors of the Company, advised Mr. Joseph that the independent directors had determined, based on Mr. Joseph's description and under the current circumstances, that the Lichtenstein Investment was unlikely to be an appropriate type of investment for Presidential for the following reasons: (1) the cash investment is significantly less than investments that Presidential typically makes; (2) Presidential's investments with Mr. Lichtenstein have usually taken the form of a loan, or a loan with a related ownership interest, so that Presidential obtains a right to receive a specified return on its investment before Mr. Lichtenstein receives any distributions from the property; (3) such specified returns have ranged from 10.5% to 11.5%, which are substantially higher than the 8% limited, non-priority annual return in the proposed Lichtenstein Investment; and (4) in Presidential's other transactions with Mr. Lichtenstein, Presidential's rights are secured by specific collateral (usually all of the ownership interests in the property) and there are numerous restrictions on the way in which the properties can be operated by Mr. Lichtenstein, including a restriction against any sale or refinancing of the properties without Presidential's consent. In addition, Mr. Brandt, on behalf of the independent directors, noted that: (a) as described in Mr. Joseph's letter, Mr. Joseph would have no control over the operations or approval rights as to capital transactions (including sales or refinancings) and no ability to sell his interests without Mr. Lichtenstein's consent; and (b) the Lichtenstein Investment was offered as payment for services rendered by Mr. Joseph personally and not in his capacity as a representative of Presidential, and that, therefore, the opportunity to make such investment was not available to Presidential.

Based on the foregoing, the independent directors recommended to the full Board that it consent to Mr. Joseph making the Lichtenstein Investment and further recommended that, in light of Presidential's current significant investments and relationships with Mr. Lichtenstein and his companies and Mr. Joseph's obligations as an executive officer and director of Presidential, the Board require, as a condition to its consent, that Mr. Joseph agree that he would no longer provide any services to Mr. Lichtenstein or any entities controlled by him. Mr. Joseph agreed to such condition.

Based on the recommendation of the independent directors, on September 27, 2005, the Board of Directors of Presidential (other than Mr. Joseph) consented to Mr. Joseph making the Lichtenstein Investment and, to the extent that Mr. Joseph making the Lichtenstein Investment could be seen as not being in compliance with Presidential's Code of Business Conduct and Ethics under either the corporate opportunity or conflict of interest provisions, the Board waived those provisions.

The Company's Code of Business Conduct and Ethics is available upon request from the Company by contacting Presidential Realty Corporation, 180 South Broadway, White Plains, New York, 10605, Attention: Secretary.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 27, 2005                    PRESIDENTIAL REALTY CORPORATION



                                             By:/s/ Jeffrey F. Joseph
                                                ---------------------
                                                 Jeffrey F. Joseph
                                                 President